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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Input/Output, Inc.

We consent to incorporation by reference in the registration statement on Form S-8 of Input/Output, Inc., of our report dated July 8, 1999 relating to the consolidated balance sheets of Input/Output, Inc. and subsidiaries as of May 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and comprehensive earnings, and cash flows for each of the years in the three-year period ended May 31, 1999, and related financial statement schedule, which report appears in the May 31, 1999 annual report on Form 10-K of Input/Output, Inc.


                                                      /s/ KPMG LLP
                                                      KPMG LLP

Houston, Texas
May 4, 2000













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